UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 17, 2008

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01              OTHER EVENTS

On April 17, 2008, Meritage Homes Corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets, Inc., as Representative of the several underwriters listed on Schedule A thereto, related to a public offering of 4,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).  The price to the public is $20.50 per share, and the underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $19.3725 per share.   Under the terms of the Underwriting Agreement, the Company has granted the underwriters an option, exercisable for 30 days, to purchase up to an additional 600,000 shares of Common Stock to cover over-allotments, if any.  The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-87398) previously filed with the Securities and Exchange Commission.

The Underwriting Agreement is filed as Exhibit 1.1 to this Report and is incorporated by reference herein, and the above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Company’s press releases announcing the offering and the pricing of the offering, dated April 16, 2008 and April 17, 2008, respectively, are filed as Exhibits 99.1 and 99.2 to this Report and are incorporated by reference herein.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated April 17, 2008, by and between Meritage Homes Corporation and Citigroup Global Markets, Inc., as Representative of the several underwriters listed on Schedule A thereto.
99.1	Press release dated April 16, 2008 announcing the offering.
99.2	Press release dated April 17, 2008 announcing the pricing of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2008

MERITAGE HOMES CORPORATION

	/s/	Larry W. Seay
	By:	Larry W. Seay
Executive Vice President and Chief Financial Officer